Exhibit 5.1

[Letterhead of Burns & Levinson LLP]

October 27, 2022

Board of Directors

Biostage, Inc.

84 October Hill Road, Suite 11

Holliston, Massachusetts 01746

Ladies and Gentlemen:

We have acted as counsel to Biostage, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-265741) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 21, 2022, as amended on October 27, 2022, with respect to the offer and sale of (a) 1,189,100 units (each consisting of (i) one share (such shares, the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) one warrant (such warrants, the “Purchaser Warrants”) to purchase ¼ of one share of Common Stock (such 297,275 shares in the aggregate, the “Purchaser Warrant Shares”) to be sold to the underwriter (the “Underwriter”) for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”) and (b) a warrant to purchase an aggregate of 62,040 shares of Common Stock (the “Underwriter Warrant”). The Common Shares, Purchaser Warrant Shares, the Underwriter Warrant and the shares of Common Stock issuable upon exercise of the Underwriter Warrant (such shares, the “Underwriter Warrant Shares”) are referred to herein collectively as the “Securities.” The term “Common Shares” includes any additional shares of Common Stock the offering of which may be registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. The term “Warrants” includes any additional warrants and underlying shares of Common Stock the offering of which may be registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

The Underwriter Warrant is being issued to the underwriter as a portion of the underwriting compensation payable to the Underwriter in connection with the offering, and the Registration Statement covers the offer and sale of the Underwriter Warrant Shares to the holders of the Underwriter Warrant, as described in the Registration Statement and pursuant to the Underwriting Agreement. We have assumed that the sale of the Securities by the Company and the exercise price of the Purchaser Warrants and Underwriter Warrant will be at a price established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof in accordance with the Delaware General Corporation Law that is at least the par value for each share of Common Stock being sold as part of the Securities and upon exercise of each of the Purchaser Warrants and the Underwriter Warrant. We have also assumed that: (i) the Purchaser Warrant Shares and Underwriter Warrant Shares will be issued and sold as contemplated by the Purchaser Warrants and the Underwriter Warrant, respectively, and (ii) at the time of exercise of the Purchaser Warrant and Underwriter Warrant, as applicable, the consideration for the issuance and sale of the Common Stock in connection with such exercise is an amount that is not less than the par value of the Common Stock. With respect to the Purchaser Warrant Shares and Underwriter Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Purchaser Warrant Shares and Underwriter Warrant Shares, may cause the Purchaser Warrant and or Underwriter Warrant to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-Laws, the Underwriting Agreement, the Purchaser Warrants and the Underwriter Warrant and the warrant agency agreement between the Company, as well as Computershare Inc., a Delaware corporation and

Biostage, Inc.

October 27, 2022

Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agency Agreement”), and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

 Based upon the foregoing, we are of the opinion that:

1.The Common Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

2.The Purchaser Warrants, when (a) the terms of the Purchaser Warrants have been established in conformity with the applicable authorizing resolutions of the Company’s Board of Directors, (b) the Purchaser Warrants have been issued and sold as contemplated by the Underwriting Agreement and the Warrant Agency Agreement and (c) the Purchaser Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agency Agreement, the Purchaser Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of Delaware;

3.The Purchaser Warrant Shares, when (a) the terms of the issuance and sale of the Purchaser Warrants have been established in conformity with the applicable authorizing resolutions of the Company’s Board of Directors, (b) the Purchaser Warrants are offered, sold, issued and delivered by the Company as contemplated by the Underwriting Agreement and the Warrant Agency Agreement, and (c) the respective Purchaser Warrant is validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement, the Warrant Agency Agreement and the Purchaser Warrant, against payment therefor (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery of the Purchaser Warrant Shares as described therein, including proper execution and delivery to the person exercising the Purchaser Warrant of certificates or electronic book entries for the underlying Purchaser Warrant Shares in the form approved by the Company’s Board of Directors), will be validly issued, fully paid and non-assessable.

4.The Underwriter Warrant, when (a) the terms of the Underwriter Warrant has been established in conformity with the applicable authorizing resolutions of the Company’s Board of Directors, (b) the Underwriter Warrant has been issued and sold as contemplated by the Underwriting Agreement and (c) the Underwriter Warrant has been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement, the Underwriter Warrant will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of Delaware;

5.The Underwriter Warrant Shares, when (a) the terms of the issuance and sale of the Underwriter Warrants have been established in conformity with the applicable authorizing resolutions of the Company’s Board of Directors, (b) the Underwriter Warrants are offered, sold, issued and delivered by the Company as contemplated by the Underwriting Agreement, and (c) the Underwriter Warrant is validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Underwriter Warrant, against payment therefor  (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery of the Underwriter Warrant Shares as described therein, including proper execution and delivery to the person exercising the Underwriter Warrant of certificates or electronic book-entries for the underlying Underwriter Warrant Shares in the form approved by the Company’s Board of Directors), will be validly issued, fully paid and non-assessable.

Biostage, Inc.

October 27, 2022

This opinion is limited to the General Corporate Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Burns & Levinson LLP